                                                               Sub-Item 77Q1(e)

                            MEMORANDUM OF AGREEMENT
                            (ADVISORY FEE WAIVERS)

   This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an "Exhibit" or, collectively the "Exhibits"), between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco Advantage Municipal Income Trust II, Invesco Bond Fund, Invesco California Value Municipal Income Trust, Invesco Dynamic Credit Opportunities Fund, Invesco Exchange Fund, Invesco High Income 2023 Target Term Fund, Invesco High Income 2024 Target Term Fund, Invesco High Income Trust II, Invesco Management Trust, Invesco Municipal Income Opportunities Trust, Invesco Municipal Opportunity Trust, Invesco Municipal Trust, Invesco Pennsylvania Value Municipal Income Trust, Invesco Quality Municipal Income Trust, Invesco Securities Trust, Invesco Senior Income Trust, Invesco Trust for Investment Grade Municipals, Invesco Trust for Investment Grade New York Municipals and Invesco Value Municipal Income Trust (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Invesco agrees that until at least the expiration date set forth on Exhibit A (the "Expiration Date") and with respect to those Funds listed on the Exhibit, Invesco will waive its advisory fees at the rate set forth on the Exhibit.

   For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree as follows:

    1. Invesco agrees that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the "Waiver").

       i. Invesco's Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

       ii. The Waiver will not apply to those Investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

       iii.The Waiver will not apply to cash collateral for securities lending.

       For purposes of the paragraph above, the following terms shall have the following meanings:

       (a)"Affiliated Money Market Fund" - any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

       (b)"Investing Fund" - any Fund investing Cash Balances and/or Cash Collateral in an Affiliated Money Market Fund; and

       (c)"Uninvested Cash" - cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.

    2. Neither a Trust nor Invesco may remove or amend the Waiver to a Trust's detriment prior to the Expiration Date without requesting and receiving the approval of the Board of Trustee of the applicable Fund's Trust to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.

   Subject to the foregoing paragraphs, Invesco agrees to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless Invesco has agreed to continue them. The Exhibits will be amended to reflect any such agreement.

   It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

   IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

 AIM COUNSELOR SERIES TRUST (INVESCO    INVESCO DYNAMIC CREDIT OPPORTUNITIES
 COUNSELOR SERIES TRUST)                FUND
 AIM EQUITY FUNDS (INVESCO EQUITY       INVESCO EXCHANGE FUND
 FUNDS)                                 INVESCO HIGH INCOME 2023 TARGET TERM
 AIM FUNDS GROUP (INVESCO FUNDS GROUP)  FUND
 AIM GROWTH SERIES (INVESCO GROWTH      INVESCO HIGH INCOME 2024 TARGET TERM
 SERIES)                                FUND
 AIM INTERNATIONAL MUTUAL FUNDS         INVESCO HIGH INCOME TRUST II
 (INVESCO INTERNATIONAL MUTUAL FUNDS)   INVESCO MANAGEMENT TRUST
 AIM INVESTMENT FUNDS (INVESCO          INVESCO MUNICIPAL INCOME
 INVESTMENT FUNDS)                      OPPORTUNITIES TRUST
 AIM INVESTMENT SECURITIES FUNDS        INVESCO MUNICIPAL OPPORTUNITY TRUST
 (INVESCO INVESTMENT SECURITIES FUNDS)  INVESCO MUNICIPAL TRUST
 AIM SECTOR FUNDS (INVESCO SECTOR       INVESCO PENNSYLVANIA VALUE MUNICIPAL
 FUNDS)                                 INCOME TRUST
 AIM TAX-EXEMPT FUNDS (INVESCO          INVESCO QUALITY MUNICIPAL INCOME TRUST
 TAX-EXEMPT FUNDS)                      INVESCO SECURITIES TRUST
 AIM TREASURER'S SERIES TRUST (INVESCO  INVESCO SENIOR INCOME TRUST
 TREASURER'S SERIES TRUST)              INVESCO TRUST FOR INVESTMENT GRADE
 AIM VARIABLE INSURANCE FUNDS (INVESCO  MUNICIPALS
 VARIABLE INSURANCE FUNDS)              INVESCO TRUST FOR INVESTMENT GRADE
 INVESCO ADVANTAGE MUNICIPAL INCOME     NEW YORK MUNICIPALS
 TRUST II                               INVESCO VALUE MUNICIPAL INCOME TRUST
 INVESCO BOND FUND
 INVESCO CALIFORNIA VALUE MUNICIPAL
 INCOME TRUST

on behalf of the Funds listed in the Exhibit to this Memorandum of Agreement

By:     /s/ John M. Zerr
        --------------------------------------
Title:  Senior Vice President

INVESCO ADVISERS, INC.

By:     /s/ John M. Zerr
        --------------------------------------
Title:  Senior Vice President

                           EXHIBIT A TO ADVISORY FEE MOA

   AIM COUNSELOR
   SERIES TRUST
(INVESCO COUNSELOR                                             EFFECTIVE   EXPIRATION
   SERIES TRUST)                WAIVER DESCRIPTION                DATE       DATE
 ------------------   ---------------------------------------  ----------- -----------
Invesco Strategic     Invesco will waive advisory fees in an   4/30/2014   06/30/2019
  Real Return         amount equal to the advisory fees
  Fund                earned on underlying affiliated
                      investments

  AIM INVESTMENT
  FUNDS (INVESCO                                               EFFECTIVE   EXPIRATION
 INVESTMENT FUNDS               WAIVER DESCRIPTION                DATE       DATE
--------------------  ---------------------------------------  ----------- -----------
Invesco Balanced-     Invesco will waive advisory fees in an    02/24/15   06/30/2019
  Risk Commodity      amount equal to the advisory fees
  Strategy Fund       earned on underlying affiliated
                      investments

Invesco Global        Invesco will waive advisory fees in an   12/17/2013  06/30/2019
  Targeted Returns    amount equal to the advisory fees
  Fund                earned on underlying affiliated
                      investments

  AIM TREASURER'S
   SERIES TRUST
(INVESCO TREASURER'S                                           EFFECTIVE   EXPIRATION
   SERIES TRUST)                WAIVER DESCRIPTION                DATE       DATE
--------------------  ---------------------------------------  ----------- -----------
Invesco Premier       Invesco will waive advisory fees in the   2/1/2011   12/31/2018
  Portfolio           amount of 0.07% of the Fund's average
                      daily net assets

Invesco Premier       Invesco will waive advisory fees in the   2/1/2011   12/31/2018
  U.S. Government     amount of 0.07% of the Fund's average
  Money Portfolio     daily net assets

Invesco Premier       Invesco will waive advisory fees in the  06/01/2016  12/31/2018
  Tax-Exempt          amount of 0.05% of the Fund's average
  Portfolio           daily net assets

                                  EXHIBIT "B"

          AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIO                                    EFFECTIVE DATE    COMMITTED UNTIL
---------                                    --------------    ---------------
Invesco American Franchise Fund            February 12, 2010   June 30, 2019
Invesco California Tax-Free Income Fund    February 12, 2010   June 30, 2019
Invesco Core Plus Bond Fund                   June 2, 2009     June 30, 2019
Invesco Equally-Weighted S&P 500 Fund      February 12, 2010   June 30, 2019
Invesco Equity and Income Fund             February 12, 2010   June 30, 2019
Invesco Floating Rate Fund                    July 1, 2007     June 30, 2019
Invesco Global Real Estate Income Fund        July 1, 2007     June 30, 2019
Invesco Growth and Income Fund             February 12, 2010   June 30, 2019
Invesco Low Volatility Equity Yield Fund      July 1, 2007     June 30, 2019
Invesco Pennsylvania Tax Free Income Fund  February 12, 2010   June 30, 2019
Invesco S&P 500 Index Fund                 February 12, 2010   June 30, 2019
Invesco Short Duration High Yield
  Municipal Fund                           September 30, 2015  June 30, 2019
Invesco Small Cap Discovery Fund           February 12, 2010   June 30, 2019
Invesco Strategic Real Return Fund           April 30, 2014    June 30, 2019

                   AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

PORTFOLIO                                    EFFECTIVE DATE    COMMITTED UNTIL
---------                                    --------------    ---------------
Invesco Charter Fund                          July 1, 2007     June 30, 2019
Invesco Diversified Dividend Fund             July 1, 2007     June 30, 2019
Invesco Summit Fund                           July 1, 2007     June 30, 2019

                    AIM FUNDS GROUP (INVESCO FUNDS GROUP)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco European Small Company Fund           July 1, 2007     June 30, 2019
Invesco Global Core Equity Fund               July 1, 2007     June 30, 2019
Invesco International Small Company Fund      July 1, 2007     June 30, 2019
Invesco Small Cap Equity Fund                 July 1, 2007     June 30, 2019

                  AIM GROWTH SERIES (INVESCO GROWTH SERIES)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Alternative Strategies Fund         October 14, 2014   June 30, 2019
Invesco Convertible Securities Fund        February 12, 2010   June 30, 2019
Invesco Global Low Volatility Equity
  Yield Fund                                  July 1, 2007     June 30, 2019
Invesco Mid Cap Core Equity Fund              July 1, 2007     June 30, 2019
Invesco Multi-Asset Inflation Fund          October 14, 2014   June 30, 2019
Invesco Quality Income Fund                February 12, 2010   June 30, 2019
Invesco Small Cap Growth Fund                 July 1, 2007     June 30, 2019

      AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Asia Pacific Growth Fund              July 1, 2007     June 30, 2019
Invesco European Growth Fund                  July 1, 2007     June 30, 2019
Invesco Global Growth Fund                    July 1, 2007     June 30, 2019
Invesco Global Opportunities Fund            August 3, 2012    June 30, 2019
Invesco Global Responsibility Equity Fund    June 30, 2016     June 30, 2019
Invesco Global Small & Mid Cap Growth Fund    July 1, 2007     June 30, 2019
Invesco International Companies Fund       December 21, 2015   June 30, 2019
Invesco International Core Equity Fund        July 1, 2007     June 30, 2019
Invesco International Growth Fund             July 1, 2007     June 30, 2019
Invesco Select Opportunities Fund            August 3, 2012    June 30, 2019

               AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco All Cap Market Neutral Fund        December 17, 2013   June 30, 2019
Invesco Balanced-Risk Allocation Fund/1/      May 29, 2009     June 30, 2019
Invesco Balanced-Risk Commodity Strategy
  Fund/2/                                  November 29, 2010   June 30, 2019
Invesco Developing Markets Fund               July 1, 2007     June 30, 2019
Invesco Emerging Markets Equity Fund          May 11, 2011     June 30, 2019
Invesco Emerging Markets Flexible Bond
  Fund/3/                                    June 14, 2010     June 30, 2019
Invesco Endeavor Fund                         July 1, 2007     June 30, 2019
Invesco Global Health Care Fund               July 1, 2007     June 30, 2019
Invesco Global Infrastructure Fund            May 2, 2014      June 30, 2019
Invesco Global Market Neutral Fund         December 17, 2013   June 30, 2019
Invesco Global Targeted Returns Fund/5/    December 17, 2013   June 30, 2019
Invesco Greater China Fund                    July 1, 2007     June 30, 2019
Invesco Long/Short Equity Fund             December 17, 2013   June 30, 2019
Invesco Low Volatility Emerging Markets
  Fund                                     December 17, 2013   June 30, 2019
Invesco Macro Allocation Strategy Fund/4/  September 25, 2012  June 30, 2019
Invesco MLP Fund                            August 29, 2014    June 30, 2019
Invesco Multi-Asset Income Fund/6/         December 13, 2011   June 30, 2019
Invesco Pacific Growth Fund                February 12, 2010   June 30, 2019
Invesco Select Companies Fund                 July 1, 2007     June 30, 2019
Invesco World Bond Fund                       July 1, 2007     June 30, 2019
Invesco U.S. Managed Volatility Fund       December 18, 2017   June 30, 2019

    AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Corporate Bond Fund                February 12, 2010   June 30, 2019
Invesco Global Real Estate Fund               July 1, 2007     June 30, 2019
Invesco Government Money Market Fund          July 1, 2007     June 30, 2019
Invesco High Yield Fund                       July 1, 2007     June 30, 2019
Invesco Real Estate Fund                      July 1, 2007     June 30, 2019
Invesco Short Duration Inflation
  Protected Fund                              July 1, 2007     June 30, 2019
Invesco Short Term Bond Fund                  July 1, 2007     June 30, 2019
Invesco U.S. Government Fund                  July 1, 2007     June 30, 2019
--------
/1/ Advisory fees to be waived by Invesco for Invesco Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund I, Ltd. invests.
2 Advisory fees to be waived by Invesco for Invesco Balanced-Risk Commodity Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund III, Ltd. invests.
3 Advisory fees to be waived by Invesco for Invesco Emerging Markets Flexible Bond Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Emerging Markets Flexible Bond Cayman, Ltd. invests.
4 Advisory fees to be waived by Invesco for Invesco Macro Allocation Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund V, Ltd. invests.
5 Advisory fees to be waived by Invesco for Invesco Global Targeted Returns Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund VII, Ltd. invests.
6 Advisory fees to be waived by Invesco for Invesco Multi-Asset Income Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Multi-Asset Income Cayman, Ltd. invests.

                    AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                          --------------   ---------------
Invesco American Value Fund                 February 12, 2010  June 30, 2019
Invesco Comstock Fund                       February 12, 2010  June 30, 2019
Invesco Energy Fund                           July 1, 2007     June 30, 2019
Invesco Dividend Income Fund                  July 1, 2007     June 30, 2019
Invesco Gold & Precious Metals Fund           July 1, 2007     June 30, 2019
Invesco Mid Cap Growth Fund                 February 12, 2010  June 30, 2019
Invesco Small Cap Value Fund                February 12, 2010  June 30, 2019
Invesco Technology Fund                       July 1, 2007     June 30, 2019
Invesco Technology Sector Fund              February 12, 2010  June 30, 2019
Invesco Value Opportunities Fund            February 12, 2010  June 30, 2019

               AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                          --------------   ---------------
Invesco High Yield Municipal Fund           February 12, 2010  June 30, 2019
Invesco Intermediate Term Municipal Income
  Fund                                      February 12, 2010  June 30, 2019
Invesco Municipal Income Fund               February 12, 2010  June 30, 2019
Invesco New York Tax Free Income Fund       February 12, 2010  June 30, 2019
Invesco Tax-Exempt Cash Fund                  July 1, 2007     June 30, 2019
Invesco Limited Term Municipal Income Fund    July 1, 2007     June 30, 2019

       AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                          --------------   ---------------
Invesco V.I. American Franchise Fund        February 12, 2010  June 30, 2019
Invesco V.I. American Value Fund            February 12, 2010  June 30, 2019
Invesco V.I. Balanced-Risk Allocation
  Fund/7/                                   December 22, 2010  June 30, 2019
Invesco V.I. Comstock Fund                  February 12, 2010  June 30, 2019
Invesco V.I. Core Equity Fund                 July 1, 2007     June 30, 2019
Invesco V.I. Core Plus Bond Fund             April 30, 2015    June 30, 2019
Invesco V.I. Diversified Dividend Fund      February 12, 2010  June 30, 2019
Invesco V.I. Equally-Weighted S&P 500 Fund  February 12, 2010  June 30, 2019
Invesco V.I. Equity and Income Fund         February 12, 2010  June 30, 2019
Invesco V.I. Global Core Equity Fund        February 12, 2010  June 30, 2019
Invesco V.I. Global Health Care Fund          July 1, 2007     June 30, 2019
Invesco V.I. Global Real Estate Fund          July 1, 2007     June 30, 2019
Invesco V.I. Government Money Market Fund     July 1, 2007     June 30, 2019
Invesco V.I. Government Securities Fund       July 1, 2007     June 30, 2019
Invesco V.I. Growth and Income Fund         February 12, 2010  June 30, 2019
Invesco V.I. High Yield Fund                  July 1, 2007     June 30, 2019
Invesco V.I. International Growth Fund        July 1, 2007     June 30, 2019
Invesco V.I. Managed Volatility Fund          July 1, 2007     June 30, 2019
Invesco V.I. Mid Cap Core Equity Fund         July 1, 2007     June 30, 2019
Invesco V.I. Mid Cap Growth Fund            February 12, 2010  June 30, 2019
Invesco V.I. S&P 500 Index Fund             February 12, 2010  June 30, 2019
Invesco V.I. Small Cap Equity Fund            July 1, 2007     June 30, 2019
Invesco V.I. Technology Fund                  July 1, 2007     June 30, 2019
Invesco V.I. Value Opportunities Fund         July 1, 2007     June 30, 2019

/7/ Advisory fees to be waived by Invesco for Invesco V.I. Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund IV, Ltd. invests.

                             INVESCO EXCHANGE FUND

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Exchange Fund                      September 30, 2015  June 30, 2019

                           INVESCO SECURITIES TRUST

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Balanced-Risk Aggressive
  Allocation Fund/8/                        January 16, 2013   June 30, 2019

                           INVESCO MANAGEMENT TRUST

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Conservative Income Fund              July 1, 2014     June 30, 2019

                               CLOSED-END FUNDS

FUND                                         EFFECTIVE DATE    COMMITTED UNTIL
----                                         --------------    ---------------
Invesco Advantage Municipal Income
  Trust II                                    May 15, 2012     June 30, 2019
Invesco Bond Fund                           August 26, 2015    June 30, 2019
Invesco California Value Municipal Income
  Trust                                       May 15, 2012     June 30, 2019
Invesco Dynamic Credit Opportunities Fund     May 15, 2012     June 30, 2019
Invesco High Income 2023 Target Term Fund  November 28, 20016  June 30, 2019
Invesco High Income 2024 Target Term Fund  November 30, 2017   June 30, 2019
Invesco High Income Trust II                  May 15, 2012     June 30, 2019
Invesco Municipal Income Opportunities
  Trust                                     August 26, 2015    June 30, 2019
Invesco Municipal Opportunity Trust           May 15, 2012     June 30, 2019
Invesco Municipal Trust                       May 15, 2012     June 30, 2019
Invesco Pennsylvania Value Municipal
  Income Trust                                May 15, 2012     June 30, 2019
Invesco Quality Municipal Income Trust      August 26, 2015    June 30, 2019
Invesco Senior Income Trust                   May 15, 2012     June 30, 2019
Invesco Trust for Investment Grade
  Municipals                                  May 15, 2012     June 30, 2019
Invesco Trust for Investment Grade New
  York Municipals                             May 15, 2012     June 30, 2019
Invesco Value Municipal Income Trust          June 1, 2010     June 30, 2019

/8/ Advisory fees to be waived by Invesco for Invesco Balanced-Risk Aggressive Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund VI, Ltd. invests.

                                                               Sub-Item 77Q1(e)

                     MASTER INVESTMENT ADVISORY AGREEMENT

   THIS AGREEMENT is made this 27/th/ day of November, 2017, by and between Invesco High Income 2024 Target Term Fund, a Delaware statutory trust (the "Trust"), and Invesco Advisers, Inc., a Delaware corporation (the "Adviser").

                                   RECITALS

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company;

   WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser;

   WHEREAS, the Trust and the Adviser desire to enter into an agreement to provide for investment advisory services to the Trust upon the terms and conditions hereinafter set forth;

   NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. ADVISORY SERVICES. The Adviser shall act as investment adviser for the Trust and shall, in such capacity, supervise all aspects of the Trust's operations, including the investment and reinvestment of cash, securities or other properties comprising the Trust's assets, subject at all times to the policies and control of the Board of Trustees. The Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser.

      2. INVESTMENT ANALYSIS AND IMPLEMENTATION. In carrying out its obligations under Section 1 hereof, the Adviser shall:

          (a) supervise all aspects of the operations of the Trust;

          (b) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Trust, and whether concerning the individual issuers whose securities are included in the assets of the Trust or the activities in which such issuers engage, or with respect to securities which the Adviser considers desirable for inclusion in the Trust's assets;

          (c) determine which issuers and securities shall be represented in the Trust's investment portfolios and regularly report thereon to the Board of Trustees;

          (d) formulate and implement continuing programs for the purchases and sales of the securities of such issuers and regularly report thereon to the Board of Trustees; and

          (e) take, on behalf of the Trust, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities for the Trust.

      3. SECURITIES LENDING DUTIES AND FEES. The Adviser agrees to provide the following services in connection with the securities lending activities of the Trust: (a) oversee participation in the securities lending program to ensure compliance with all applicable regulatory and investment guidelines;
   (b) assist the securities lending agent or principal (the "Agent") in determining which specific securities are available for loan; (c) monitor the Agent to ensure that securities loans are effected in accordance with the Adviser's instructions and with procedures adopted by the Board of Trustees; (d) prepare appropriate periodic reports for, and seek appropriate approvals from, the Board of Trustees with respect to securities lending activities; (e) respond to Agent inquiries; and (f) perform such other duties as necessary.

      As compensation for such services provided by the Adviser in connection with securities lending activities, the Trust shall pay the Adviser a fee equal to 25% of the net monthly interest or fee income retained or paid to the Trust from such activities.

      4. DELEGATION OF RESPONSIBILITIES. The Adviser is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisers, and may replace any such sub-advisors from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Board of Trustees and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

      5. INDEPENDENT CONTRACTORS. The Adviser and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be an agent of the Trust.

      6. CONTROL BY BOARD OF TRUSTEES. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Trust, shall at all times be subject to any directives of the Board of Trustees.

      7. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

          (b) the provisions of the registration statement of the Trust, as the same may be amended from time to time under the Securities Act of 1933 and the 1940 Act;

          (c) the provisions of the Trust's Declaration of Trust, as the same may be amended from time to time;

          (d) the provisions of the by-laws of the Trust, as the same may be amended from time to time; and

          (e) any other applicable provisions of state, federal or foreign law.

      8. BROKER-DEALER RELATIONSHIPS. The Adviser is responsible for decisions to buy and sell securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates.

          (a) The Adviser's primary consideration in effecting a security transaction will be to obtain the best execution.

          (b) In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Trust on a continuing basis. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

          (c) Subject to such policies as the Board of Trustees may from time to time determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Trust and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to such brokers and dealers who also provide research or statistical material, or other services to the Trust, to the Adviser, or to any sub-advisor. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board of Trustees indicating the brokers to whom such allocations have been made and the basis therefor.

          (d) With respect to the Trust, to the extent the Adviser does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, the Adviser may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Trust, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

          (e) Subject to the other provisions of this Section 8, the 1940 Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, the Adviser may select brokers or dealers with which it or the Trust are affiliated.

      9. COMPENSATION. The compensation that the Trust shall pay the Adviser is set forth in Appendix I attached hereto.

      10. EXPENSES OF THE TRUST. All of the ordinary business expenses incurred in the operations of the Trust and the offering of its shares shall be borne by the Trust unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, if any, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Trust's shareholders.

      11. SERVICES TO OTHER COMPANIES OR ACCOUNTS. The Trust understands that the Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Trust has no objection to the Adviser so acting, provided that whenever the Trust and one or more other investment companies or accounts managed or advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Trust.

      12. NON-EXCLUSIVITY. The Trust understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Trust further understands and agrees that officers or directors of the Adviser may serve as officers or trustees of the Trust, and that officers or trustees of the Trust may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

      13. EFFECTIVE DATE, TERM AND APPROVAL. This Agreement shall become effective, if approved by the shareholders of the Trust, on the date indicated above. If so approved, this Agreement shall thereafter continue in force and effect until two years after the date indicated above, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

          (a) (i) by the Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Trust (as defined in Section 2(a)(42) of the 1940 Act); and

          (b) by the affirmative vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      14. TERMINATION. This Agreement may be terminated as to the Trust at any time, without the payment of any penalty, by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act.

      15. AMENDMENT. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

      16. LIABILITY OF ADVISER AND TRUST. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or any of its officers, directors or employees, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      17. LIABILITY OF SHAREHOLDERS. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Trust individually but are binding only upon the assets and property of the Trust and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

      18. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and that of the Adviser shall be 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

      19. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

      20. LICENSE AGREEMENT. The Trust shall have the non-exclusive right to use the name "Invesco" to designate any current or future series of shares only so long as Invesco Advisers, Inc. serves as investment manager or adviser to the Trust with respect to such series of shares.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

                                     INVESCO HIGH INCOME 2024 TARGET TERM FUND

Attest:

/s/ Stephen Rimes                    By:     /s/ John M. Zerr
-----------------------------------          ----------------------------------
       ASSISTANT SECRETARY           Name:   John M. Zerr
                                     Title:  Senior Vice President

Attest:                              INVESCO ADVISERS, INC.

/s/ Stephen Rimes                    By:     /s/ John M. Zerr
-----------------------------------          ----------------------------------
       ASSISTANT SECRETARY           Name:   John M. Zerr
                                     Title:  Senior Vice President

(SEAL)

                                  APPENDIX I
                          COMPENSATION TO THE ADVISER

The Trust shall pay the Adviser, out of its assets, as full compensation for all services rendered, an advisory fee for the Trust set forth below.

TRUST                                                ANNUAL RATE
-----                                                -----------
Invesco High Income 2024 Target Term   0.70% as a percentage of average daily
Fund                                   Managed Assets. "Managed Assets" means
                                       the Fund's net assets, plus the amount
                                         of any borrowings incurred for the
                                         purpose of leverage and the assets
                                        attributable to outstanding preferred
                                                   shares, if any.